EXHIBIT 99.1

Sucampo Appoints Andrew Smith, FCMA, CGMA as CFO

BETHESDA, Md., Jan. 30, 2015 (GLOBE NEWSWIRE) -- Sucampo Pharmaceuticals, Inc. (Sucampo) (Nasdaq:SCMP), a global biopharmaceutical company, today announced the appointment of Andrew Smith, FCMA, CGMA to Chief Financial Officer. Mr. Smith previously served as Sucampo's Vice President, Operations & Finance and has over 30 years of financial and accounting experience within the pharmaceutical, biotechnology and medical device industries in companies ranging from start-ups to multinationals, as well as in public accounting.

Mr. Smith joined Sucampo in 2011 as Principal Accounting Officer and was most recently Vice President, Operations and Finance. Prior to joining Sucampo, Mr. Smith was Finance Director and Company Secretary for Retroscreen Virology Ltd., a contract virology company carrying out clinical and preclinical studies for pharmaceutical companies developing influenza vaccines, and the Finance Director and Company Secretary of Clearlab Europe, a division of 1-800 Contacts Inc., following its acquisition of VisionTec CL, developer of the world's first daily disposable contact lens, of which he was co-founder and member of its Board of Directors. In addition, he previously held senior financial management positions at Biocompatibles plc, Hydron Ltd (acquired by Biocompatibles) and Allergan Inc.

"Andrew has played an integral role in the financial management of Sucampo since he joined the company in 2011, leading all aspects of financial reporting and participating in the negotiation and execution of license and collaboration agreements," said Peter Greenleaf, Chief Executive Officer of Sucampo. "Andrew will be an excellent addition to our management team as Chief Financial Officer as we focus on executing our strategic plan to advance and diversify our pipeline and to grow revenue from AMITIZA around the world."

Mr. Smith is a Fellow of the Chartered Institute of Management Accountants and a Chartered Global Management Accountant. He studied business and accounting at Liverpool John Moores University and Durham University Business School.

About Sucampo Pharmaceuticals, Inc.

Sucampo Pharmaceuticals, Inc. is focused on the development and commercialization of medicines that meet major unmet medical needs of patients worldwide. Sucampo has one marketed product – AMITIZA® – and a pipeline of drug candidates in clinical development. A global company, Sucampo is headquartered in Bethesda, Maryland, and has operations in Japan, Switzerland and the United Kingdom. For more information, please visit www.sucampo.com.

The Sucampo logo is the registered trademark and the tagline, The Science of Innovation, is a registered/pending trademark of Sucampo AG. AMITIZA is a registered trademark of Sucampo AG.

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Sucampo Forward-Looking Statement

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential, future financial and operating results, and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the impact of pharmaceutical industry regulation and health care legislation; the ability of Sucampo to develop and commercialize existing and pipeline products; Sucampo's ability to accurately predict future market conditions; dependence on the effectiveness of Sucampo's patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally; the effects of competitive products on Sucampo's products; and the exposure to litigation and/or regulatory actions.

No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Sucampo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this presentation should be evaluated together with the many uncertainties that affect Sucampo's business, particularly those mentioned in the risk factors and cautionary statements in Sucampo's most recent Form 10-K as filed with the Securities and Exchange Commission on March 12, 2014 as well as its filings with the Securities and Exchange Commission on Form 10-Q and 8-K, which Sucampo incorporates by reference.

CONTACT: Sucampo Pharmaceuticals, Inc.
         Silvia Taylor
         Senior Vice President, Investor Relations and
         Corporate Communications
         1-240-223-3718
         staylor@sucampo.com